Exhibit 24.2
POWER OF ATTORNEY
     We, the undersigned directors of Sprint Nextel Corporation (the “Corporation”), hereby constitute and appoint Charles R. Wunsch, Keith O. Cowan and Timothy P. O’Grady, and each of them, with full power of substitution and resubstitution, to sign and file this registration statement on Form S-4 or such other appropriate form (the “Registration Statement”) as may be permitted under the Securities Act of 1933 (as amended, the “Securities Act”) with the Securities and Exchange Commission on behalf of the Corporation and in its place and stead and on behalf of the members of the Board, and any and all amendments, supplements and exhibits thereto, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
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     This Power of Attorney has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James H. Hance, Jr.		September 1, 2009

(James H. Hance, Jr.)	Chairman of the Board

/s/ Robert R. Bennett		September 1, 2009

(Robert R. Bennett)	Director

/s/ Gordon M. Bethune		September 1, 2009

(Gordon M. Bethune)	Director

/s/ Larry C. Glasscock		September 1, 2009

(Larry C. Glasscock)	Director

/s/ Daniel R. Hesse		September 1, 2009

(Daniel R. Hesse)	Director

/s/ V. Janet Hill		September 1, 2009

(V. Janet Hill)	Director

/s/ Frank Ianna		September 1, 2009

(Frank Ianna)	Director

/s/ Sven-Christer Nilsson		September 1, 2009

(Sven-Christer Nilsson)	Director

/s/ William R. Nuti		September 1, 2009

(William R. Nuti)	Director

/s/ Rodney O’Neal		September 1, 2009

(Rodney O’Neal)	Director